Exhibit 99.1
NEWS RELEASE

TCF Financial Corporation • 333 West Fort Street, Suite 1800 • Detroit, MI 48226

FOR IMMEDIATE RELEASE

Contact:
Randi Berris	(248) 608-5239	news@tcfbank.com	(Media)
Timothy Sedabres	(952) 745-2766	investor@tcfbank.com	(Investors)

TCF REPORTS THIRD QUARTER 2020 RESULTS
TCF also announces quarterly cash dividends on common and preferred stock

Third Quarter 2020 Highlights

•	Quarterly net income of $55.7 million, or $0.35 per diluted share, up 134.5% from the second quarter of 2020

•
Adjusted diluted earnings per common share of $0.63(1), up 16.7% from the second quarter of 2020. Adjusted diluted earnings per common share excludes $43.0 million, or $0.28 per share, after-tax impact of merger-related expenses and notable items

•	Successful on-time completion of merger-of-equals integration activities

•	Loan and lease balances on deferral status down to $403.6 million as of September 30, 2020 ($289.5 million of commercial balances and $114.1 million of consumer balances)

•	Loan and lease balances declined 3.4% from June 30, 2020, primarily due to declines in the commercial and industrial and consumer portfolios

•	Net charge-offs of $24.6 million, or 0.28% of average loans and leases (annualized)

•	Provision for credit losses of $69.7 million, down 11.5% from the second quarter of 2020

•	Allowance for credit losses, which includes the reserve for unfunded lending commitments, of 1.60% of total loans and leases, up from 1.42% at June 30, 2020

•	Efficiency ratio of 75.29%, improved 297 basis points from the second quarter of 2020. Adjusted efficiency ratio of 61.17%(1), up 137 basis points from the second quarter of 2020

•	Common equity Tier 1 capital ratio of 11.45%, compared to 11.06% at June 30, 2020

•	Declared quarterly cash dividends on common stock of $0.35 per share payable on December 1, 2020

Merger-related Expenses and Notable items in the Third Quarter of 2020 and Second Quarter of 2020(

•
Pre-tax merger-related expenses of $54.0 million, $42.8 million net of tax, or $0.28 per diluted common share for the third quarter of 2020, compared to pre-tax merger-related expenses of $81.6 million, $64.6 million net of tax, or $0.42 per diluted common share for the second quarter of 2020

•
Pre-tax expenses, of $154 thousand, $122 thousand net of tax, or $0.00 per diluted common share related to notable items for the third quarter of 2020, compared to pre-tax income, net expenses of $4.4 million, $3.5 million net of tax, or $0.02 per diluted common share related to notable items for the second quarter of 2020, see summary of notable items adjustments below

(1)	Denotes a non-GAAP financial measure. See "Reconciliation of GAAP to Non-GAAP Financial Measures" tables and the following table detailing merger-related expenses and notable items.

Note: For the third quarter 2019, TCF’s reported financial results reflect Legacy TCF financial results for the period before August 1, 2019 and the post-merger combined TCF financial results on and after August 1, 2019. The number of shares issued and outstanding, earnings per share, additional paid-in-capital, dividends paid and all references to share quantities of TCF have been retrospectively restated to reflect the equivalent number of shares issued in the Merger as the Merger was treated as a reverse merger.

Summary of Financial Results(1)
	At or For the Quarter Ended					Change From
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,		Sep. 30,
(Dollars in thousands, except per share data)	2020	2020	2020	2019	2019	2020		2019
Financial Results
Net income attributable to TCF	$55,738	$23,764	$51,899	$112,399	$22,148	134.5%		151.7%
Net interest income	377,167	378,359	401,481	408,753	371,793	(0.3)		1.4
Basic earnings per common share	$0.35	$0.14	$0.33	$0.72	$0.15	150.0		133.3
Diluted earnings per common share	0.35	0.14	0.32	0.72	0.15	150.0		133.3
Return on average assets ("ROAA")(2)	0.46%	0.21%	0.46%	0.99%	0.26%	25	bps	20	bps
ROACE(2)	3.87	1.56	3.64	8.00	1.75	231		212
ROATCE (non-GAAP)(2)(3)	5.71	2.57	5.42	11.35	2.68	314		303
Net interest margin	3.31	3.33	3.73	3.86	4.12	(2)		(81)
Net interest margin (FTE)(2)(3)	3.34	3.35	3.76	3.89	4.14	(1)		(80)
Net charge-offs as a percentage of average loans and leases(2)	0.28	0.04	0.06	0.07	0.39	24		(11)
Nonperforming assets as a percentage of total loans and leases and other real estate owned(4)	1.20	0.94	0.80	0.59	0.62	26		58
Efficiency ratio	75.29	78.26	69.57	73.49	91.32	(297)		(1,603)
Adjusted Financial Results (non-GAAP)
Adjusted net income attributable to TCF(2)	$98,696	$84,862	$89,855	$161,581	$128,301	16.3%		(23.1)%
Adjusted diluted earnings per common share(3)	$0.63	$0.54	$0.57	$1.04	$0.98	16.7		(35.7)
Adjusted ROAA(2)(3)	0.81%	0.70%	0.78%	1.42%	1.34%	11	bps	(53)	bps
Adjusted ROACE(2)(3)	6.99	6.03	6.43	11.57	11.21	96		(422)
Adjusted ROATCE(2)(3)	9.96	8.70	9.24	16.25	14.96	126		(500)
Adjusted efficiency ratio(3)	61.17	59.80	58.24	58.51	58.74	137		243

(1)
For the third quarter 2019, TCF’s reported financial results reflect Legacy TCF financial results for the period before August 1, 2019 and the post-merger combined TCF financial results on and after August 1, 2019.

(2)	Annualized.

(3)	Denotes a non-GAAP financial measure. See "Reconciliation of GAAP to Non-GAAP Financial Measures" tables.

(4)
Prior to the adoption of CECL as of January 1, 2020, purchased credit impaired loans were not classified as nonaccrual loans because they were recorded at their net realizable value based on the principal and interest expected to be collected on the loans. At January 1, 2020, $73.4 million of previous purchased credit impaired loans were reclassified to nonaccrual loans as a result of the adoption of CECL.

The following table includes merger-related expenses and notable items used to arrive at adjusted net income in the Adjusted Financial Results (non-GAAP) (see "Reconciliation of Non-GAAP Financial Measures" tables).

	For the Quarter Ended September 30, 2020			For the Quarter Ended June 30, 2020
(Dollars in thousands, except per share data)	Pre-tax income (loss)	After-tax benefit (loss)(1)	Per Share	Pre-tax income (loss)	After-tax benefit (loss)(1)	Per Share
Merger-related expenses	$(54,011)	$(42,836)	$(0.28)	$(81,619)	(64,585)	$(0.42)
Notable items:
Expenses related to the sale of Legacy TCF auto finance portfolio(2)	—	—	—	(901)	(713)	—
Branch sales and exit costs, net(3)	—	—	—	14,166	11,210	0.07
Loan servicing rights impairment(4)	(154)	(122)	—	(8,858)	(7,009)	(0.05)
Total notable items	(154)	(122)	—	4,407	3,488	0.02
Total merger-related and notable items	$(54,165)	$(42,958)	$(0.28)	$(77,212)	$(61,097)	$(0.40)

(1)	Net of tax benefit at our normal tax rate and other tax benefits.

(2)	Second quarter of 2020 included within other noninterest expense ($0.8 million) and compensation and employee benefits ($0.1 million).

(3)	Second quarter of 2020 included within other noninterest income ($14.7 million net gain) and other noninterest expense ($0.6 million).

(4)	Included within other noninterest income.

DETROIT (October 26, 2020) - TCF Financial Corporation ("TCF" or the "Corporation") (NASDAQ: TCF) today reported net income of $55.7 million, or diluted earnings per common share of $0.35, for the third quarter of 2020, compared with $23.8 million, or diluted earnings per common share of $0.14, for the second quarter of 2020. Adjusted net income was $98.7 million, or $0.63 per diluted common share for the third quarter of 2020, compared with $84.9 million, or $0.54 per diluted common share, for the second quarter of 2020 (see "Reconciliation of GAAP to Non-GAAP Financial Measures" tables).

“The highlight of the third quarter was the successful completion of integration activities related to our merger of equals, with our business now aligned under a single brand and going to market as One TCF across the broader footprint,” said Craig R. Dahl, president and chief executive officer. “We were able to complete these efforts on time, despite the challenges related to COVID-19 and our work-from-home approach. This success was driven by the hard work and dedication of our team members across the bank who continued to focus on serving our customers. As a result, we remain on track to achieve our expense target for the fourth quarter. Now fully integrated, we can bring the full breadth and depth of our services - and our team members’ expertise - to enhance our ability to support our customers and communities.
“Financial results for the third quarter included a stable net interest margin, significant declines in loan deferrals, and continued strong capital ratios and liquidity. While loan demand remained at relatively low levels due to economic uncertainty, we have begun to see trends gradually improve over the past couple of months as commercial loan pipelines have been building, including in CRE and certain C&I sectors such as manufacturing. In addition, we are continuing to monitor credit quality trends as we further isolate the portions of certain portfolios that are more heavily impacted by COVID.
“As we look ahead, we expect to benefit from the outcomes of our merger-of-equals, including our expanded product set that is allowing us to better meet the needs of our commercial and consumer customers. This has also resulted in various merger-related revenue synergy initiatives that are still in front of us and provide opportunities to drive incremental organic growth.”

Net Interest Income and Net Interest Margin
Net interest income was $377.2 million for the third quarter of 2020, a decrease of $1.2 million, or 0.3%, from the second quarter of 2020. Purchase accounting accretion and amortization included in net interest income was $17.7 million for the third quarter of 2020, compared to $18.2 million for the second quarter of 2020. Additionally, third quarter of 2020 net interest income recorded included $14.7 million of interest and fee income from PPP less funding costs, compared to $9.6 million for the second quarter of 2020. Adjusted net interest income, excluding purchase accounting accretion and amortization and the impact from PPP loans, a non-GAAP financial measure, was $344.7 million for the third quarter of 2020, compared to $350.6 million for the second quarter of 2020. Net interest margin was 3.31% for the third quarter of 2020, compared to 3.33% in the second quarter of 2020, while net interest margin on a fully tax-equivalent basis (FTE), a non-GAAP financial measure, was 3.34%, down one basis point from the second quarter of 2020. The decrease in net interest margin from the second quarter of 2020 was driven by higher average cash balances and lower yields on loans, leases and securities, partially offset by lower cost of funds. Adjusted net interest margin FTE, excluding purchase accounting accretion and amortization and the impact of PPP loans, a non-GAAP financial measure, was 3.19% for the third quarter of 2020, down one basis point from the second quarter of 2020. See the "Reconciliation of GAAP to Non-GAAP Financial Measures" tables for reconciliations of our noted non-GAAP measures.

Noninterest Income
Noninterest income was $118.8 million for the third quarter of 2020, a decrease of $14.2 million, or 10.7%, from the second quarter of 2020. Noninterest income for the third quarter of 2020 included a notable item of an $154 thousand loan servicing rights impairment, included in other noninterest income. Noninterest income for the second quarter of 2020 included notable items of a $14.7 million gain on the sale of our Arizona branches and an $8.9 million loan servicing rights impairment, both included in other noninterest income. Adjusted noninterest income, a non-GAAP financial measure, for the third quarter of 2020 was $119.0 million, compared to $127.2 million in the second quarter of 2020. The third quarter of 2020 noninterest income, compared to the second quarter of 2020, also included decreases of $5.5 million in net gains on sales of loans and leases, $5.3 million in leasing revenue due to a decrease in sales-type lease revenue through our equipment financing activity, and $2.7 million in servicing fee revenue due to accelerated loan servicing rights amortization related to faster prepayment speeds, partially offset by increases of $2.7 million in card and ATM revenue, $2.6 million in fees and service charges on deposit accounts, and $2.3 million in net gains on investment securities. The third quarter of 2020 also included a $2.6 million unfavorable interest rate swap mark-to-market adjustment resulting from changes in the interest rate environment, included in other noninterest income, compared to an unfavorable interest rate swap mark-to-market adjustment of $428 thousand in the second quarter of 2020.

Noninterest Expense
Noninterest expense was $373.4 million for the third quarter of 2020, a decrease of $26.8 million, or 6.7%, from the second quarter of 2020. The decrease in the third quarter of 2020 reflected decreases in merger-related expenses, occupancy and equipment expense and compensation and benefits expense, partially offset by an increase in other noninterest expense. The third quarter of 2020 included $54.0 million of merger-related expenses, compared to $81.6 million for the second quarter of 2020. Noninterest expense for the second quarter of 2020 also included $0.9 million of expense related to the sale of the Legacy TCF auto finance portfolio ($0.8 million in other noninterest expense and $0.1 million in compensation and employee benefits) and $0.6 million of expense related to branch exit costs, included in other noninterest expense considered notable items. Excluding merger-related expenses and notable items, adjusted noninterest expense, a non-GAAP financial measure, was $319.4 million for the third quarter of 2020, compared to $317.2 million for the second quarter of 2020 (see "Reconciliation of GAAP to Non-GAAP Financial Measures" tables). The third quarter of 2020 also included $1.8 million of federal historic tax credit amortization, included in other noninterest expense, compared to $0.2 million in the second quarter of 2020.

Income Tax Expense
Income tax benefit for the third quarter of 2020 was $4.4 million, compared to income tax expense of $6.2 million, an effective tax rate of 19.1% for the second quarter of 2020. Income tax for the third quarter of 2020 included a benefit of $16.0 million attributable to tax net operating loss carryback benefits associated with the CARES Act. Excluding the benefit provided by the CARES Act, our effective tax rate for the third quarter of 2020 was 21.9%.

Credit Quality
Provision for credit losses Provision for credit losses was $69.7 million for the third quarter of 2020, a decrease of $9.1 million, from the second quarter of 2020. The provision for credit losses in the third quarter of 2020 reflects a build to the allowance for credit losses primarily due to commercial portfolio credit risk management activities, driven by Capital Solutions loans and leases, as well as the impact of net charge offs. Third quarter 2020 net charge offs were $24.6 million compared to $3.4 million in the second quarter of 2020.

Net charge-off rate The annualized net charge-offs as a percentage of average loans and leases were 0.28% for the third quarter of 2020, up 24 basis points from the second quarter of 2020. The increase from the second quarter of 2020 was due to an increase in net charge-offs in the commercial and industrial portfolio, primarily driven by two loans totaling $16.1 million of charge-offs. Subsequent to September 30, 2020, we received a $9.1 million full repayment related to one of these loans which was fully charged off at quarter-end.

Allowance for Credit Losses Allowance for credit losses ("ACL") includes both the allowance for loan and lease losses, which is presented separately on the Consolidated Statements of Financial Condition, and the reserve for unfunded lending commitments, which is included in other liabilities on the Consolidated Statements of Financial Condition. The ACL was $549.4 million, or 1.60% of total loans and leases, at September 30, 2020, up from $503.9 million, or 1.42%, at June 30, 2020. The ACL as a percentage of total loans and leases, excluding PPP loans, a non-GAAP financial measure, was 1.69% at September 30, 2020, an increase from 1.49% at June 30, 2020 (see "Reconciliation of GAAP to Non-GAAP Financial Measures" tables). The PPP loans are individually guaranteed by the Small Business Administration and therefore the accounting under CECL does not require reserves to be recorded on such loans. The increase in the ACL and the ACL as a percentage of total loans and leases from June 30, 2020 was primarily due to commercial portfolio credit risk management activities, driven by Capital Solutions loans and leases, partially offset by a decrease in reserve for unfunded lending commitments.

Nonaccrual loans and leases Nonaccrual loans and leases were $376.7 million at September 30, 2020 and represented 1.10% of total loans and leases, compared to $291.5 million, or 0.82% of total loans and leases, at June 30, 2020. The $85.3 million increase in nonaccrual loans and leases from June 30, 2020 was impacted by $46.6 million of motor coach and shuttle bus balances, within our commercial and industrial portfolio, that moved to nonaccrual.

Balance Sheet
Loans and leases Loans and leases were $34.3 billion at September 30, 2020, a decrease of $1.2 billion, or 3.4%, compared to $35.5 billion at June 30, 2020. The decrease was primarily due to a decline in inventory finance loans in the commercial and industrial portfolio related to continued strong dealer activity and the lack of backfill from manufacturers as a result of the previous economic shutdown and slow reopening, in addition to a decline in the consumer loan portfolio. At both September 30, 2020 and June 30, 2020, we had $1.8 billion of PPP loans outstanding, all included in our commercial and industrial loan portfolio.

Investment securities The investment securities portfolio was $7.6 billion at September 30, 2020, an increase of $267.0 million, or 3.6%, compared to $7.3 billion at June 30, 2020. The increase from June 30, 2020 was primarily due to purchases of residential and commercial mortgage-backed securities and municipal securities.

Deposits Deposits were $39.2 billion at both September 30, 2020 and June 30, 2020, despite the continued run-off of higher cost certificates of deposit. Increases in checking deposit account balances of $760.4 million and noninterest bearing deposits of $210.8 million were offset by decreases in certificates of deposits of $808.2 million, money market accounts of $186.9 million and savings account balances of $14.9 million as of September 30, 2020 compared to June 30, 2020.

Capital The common equity Tier 1 capital ratio was 11.45% at September 30, 2020, compared to 11.06% at June 30, 2020. Our capital ratios reflect our election of the five-year CECL transition for regulatory capital purposes.

In response to the COVID-19 pandemic, TCF temporarily suspended buybacks under its share repurchase program, but retains the ability to resume as circumstances warrant. TCF is well positioned with strong capital and liquidity and is committed to supporting our customers, team members and communities.

TCF's board of directors also declared a regular quarterly cash dividend of $0.35 per common share payable on December 1, 2020 to shareholders of record at the close of business on November 16, 2020. In addition, the board of directors declared a quarterly cash dividend of $0.35625 per depositary share payable on December 1, 2020 to shareholders of record of the depositary shares, representing a 1/1,000th interest in a share of the 5.70% Series C Non-Cumulative Perpetual Preferred Stock, at the close of business on November 16, 2020.

Conference Call Details TCF will host a conference call to discuss third quarter 2020 results on Tuesday, October 27, 2020 at 10:00 a.m. Eastern Time. The conference call will be available via a live webcast on the Investor Relations section of TCF's website, ir.tcfbank.com, and archived for replay. The conference call can also be accessed by dialing (844) 512-2926 and entering access code 8567352. To listen to the replay via phone, please dial (877) 344-7529 and enter access code 10148473. The replay begins approximately one hour after the call is completed on Tuesday, October 27, 2020 and will be available through Tuesday, November 3, 2020.

TCF Financial Corporation (NASDAQ: TCF) is a Detroit, Michigan-based financial holding company with $48 billion in total assets at September 30, 2020 and a top 10 deposit market share in the Midwest. TCF’s primary banking subsidiary, TCF National Bank, is a premier Midwest bank offering consumer and commercial banking, trust and wealth management, and specialty leasing and lending products and services to consumers, small businesses and commercial clients. TCF has approximately 475 banking centers primarily located in Michigan, Illinois and Minnesota with additional locations in Colorado, Ohio, South Dakota and Wisconsin. TCF also conducts business across all 50 states and Canada through its specialty lending and leasing businesses. To learn more about TCF, visit ir.tcfbank.com.

Cautionary Statements for Purposes of the Safe Harbor Provisions of the Securities Litigation Reform Act
Any statements contained in this earnings release regarding the outlook for the Corporation's businesses and their respective markets, such as projections of future performance, targets, guidance, statements of the Corporation's plans and objectives, forecasts of market trends and other matters are forward-looking statements based on the Corporation's assumptions and beliefs. Such statements may be identified by such words or phrases as "will likely result," "are expected to," "will continue," "outlook," "will benefit," "is anticipated," "estimate," "project," "management believes" or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those discussed in such statements and no assurance can be given that the results in any forward-looking statement will be achieved. For these statements, TCF claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Any forward-looking statement speaks only as of the date on which it is made and we disclaim any obligation to subsequently revise any forward-looking statement to reflect events or circumstances after such date or to reflect the occurrence of anticipated or unanticipated events.

Certain factors could cause the Corporation's future results to differ materially from those expressed or implied in any forward-looking statements contained herein. These factors include the factors discussed in Part I, Item 1A of the Corporation's Annual Report on Form 10-K for the year ended December 31, 2019 under the heading "Risk Factors" or otherwise disclosed in documents filed or furnished by the Corporation with or to the SEC after the filing of such Annual Report on Form 10-K, and any other cautionary statements, written or oral, which may be made or referred to in connection with any such forward-looking statements. Since it is not possible to foresee all such factors, these factors should not be considered as complete or exhaustive.

This release also contains forward-looking statements regarding TCF’s outlook or expectations with respect to post-merger integration. Examples of forward-looking statements include, but are not limited to, statements regarding outlook and expectations with respect to the strategic and financial benefits of the merger, including the expected impact on TCF’s future financial performance (including operating and return metrics and operational aspects of post-merger integration).

Use of Non-GAAP Financial Measures
Management uses the adjusted net income, adjusted diluted earnings per common share, adjusted ROAA, adjusted ROACE, ROATCE, adjusted ROATCE, adjusted efficiency ratio, adjusted net interest income, net interest margin (FTE), adjusted net interest margin (FTE), adjusted noninterest income, adjusted noninterest expense, tangible book value per common share, tangible common equity to tangible assets and the allowance for credit losses as percentage of total loans and leases, excluding PPP loans, internally to measure performance and believes that these financial measures not recognized under generally accepted accounting principles in the United States ("GAAP") (i.e. non-GAAP) provide meaningful information to investors that will permit them to assess the Corporation's capital and ability to withstand unexpected market or economic conditions and to assess the performance of the Corporation in relation to other banking institutions on the same basis as that applied by management, analysts and banking regulators. TCF adjusts certain results to exclude merger-related expenses and notable items in addition to presenting net interest income and net interest margin (FTE) excluding purchase accounting accretion and amortization and the impact of PPP loans. Management believes these measures are useful to investors in understanding TCF's business and operating results.
These non-GAAP financial measures are not defined by GAAP and other entities may calculate them differently than TCF does. Non-GAAP financial measures have inherent limitations and are not required to be uniformly applied. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a corporation, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of results as reported under GAAP. In particular, a measure of earnings that excludes selected items does not represent the amount that effectively accrues directly to shareholders. Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measure may be found in the reconciliation tables included in this press release.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Financial Condition (Unaudited)
						Change From
(Dollars in thousands)	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30, 2020		Sep. 30, 2019
	2020	2020	2020	2019	2019	$	%	$	%
ASSETS:
Cash and cash equivalents:
Cash and due from banks	$538,481	$535,507	$713,413	$491,787	$586,060	$2,974	0.6%	$(47,579)	(8.1)%
Interest-bearing deposits with other banks	1,232,773	2,545,170	565,458	736,584	736,954	(1,312,397)	(51.6)	495,819	67.3
Total cash and cash equivalents	1,771,254	3,080,677	1,278,871	1,228,371	1,323,014	(1,309,423)	(42.5)	448,240	33.9
Federal Home Loan Bank and Federal Reserve Bank stocks, at cost	300,444	386,483	484,461	442,440	290,238	(86,039)	(22.3)	10,206	3.5
Investment securities:
Available-for-sale, at fair value	7,446,163	7,219,373	7,025,224	6,720,001	5,579,835	226,790	3.1	1,866,328	33.4
Held-to-maturity, at amortized cost	170,309	130,101	135,619	139,445	144,000	40,208	30.9	26,309	18.3
Total investment securities	7,616,472	7,349,474	7,160,843	6,859,446	5,723,835	266,998	3.6	1,892,637	33.1
Loans and leases held-for-sale	460,427	532,799	287,177	199,786	1,436,069	(72,372)	(13.6)	(975,642)	(67.9)
Loans and leases	34,343,691	35,535,824	35,921,614	34,497,464	33,510,752	(1,192,133)	(3.4)	832,939	2.5
Allowance for loan and lease losses	(515,229)	(461,114)	(406,383)	(113,052)	(121,218)	(54,115)	(11.7)	(394,011)	N.M.
Loans and leases, net	33,828,462	35,074,710	35,515,231	34,384,412	33,389,534	(1,246,248)	(3.6)	438,928	1.3
Premises and equipment, net	469,699	472,240	516,454	533,138	554,194	(2,541)	(0.5)	(84,495)	(15.2)
Goodwill	1,313,046	1,313,046	1,313,046	1,299,878	1,265,111	0	0.0	47,935	3.8
Other intangible assets, net	151,875	157,373	162,887	168,368	215,910	(5,498)	(3.5)	(64,035)	(29.7)
Loan servicing rights	38,253	38,816	47,283	56,313	55,301	(563)	(1.5)	(17,048)	(30.8)
Other assets	1,615,857	1,656,842	1,828,130	1,479,401	1,439,305	(40,985)	(2.5)	176,552	12.3
Total assets	$47,565,789	$50,062,460	$48,594,383	$46,651,553	$45,692,511	$(2,496,671)	(5.0)%	$1,873,278	4.1%
LIABILITIES AND EQUITY:
Deposits:
Noninterest-bearing	$10,691,041	$10,480,245	$8,237,916	$7,970,590	$7,979,900	$210,796	2.0%	$2,711,141	34.0%
Interest-bearing	28,481,056	28,730,627	27,561,387	26,497,873	27,306,174	(249,571)	(0.9)	1,174,882	4.3
Total deposits	39,172,097	39,210,872	35,799,303	34,468,463	35,286,074	(38,775)	(0.1)	3,886,023	11.0
Short-term borrowings	655,461	2,772,998	3,482,535	2,669,145	2,607,300	(2,117,537)	(76.4)	(1,951,839)	(74.9)
Long-term borrowings	871,845	936,908	2,600,594	2,354,448	860,482	(65,063)	(6.9)	11,363	1.3
Other liabilities	1,207,966	1,483,127	1,056,118	1,432,256	1,245,238	(275,161)	(18.6)	(37,272)	(3.0)
Total liabilities	41,907,369	44,403,905	42,938,550	40,924,312	39,999,094	(2,496,536)	(5.6)	1,908,275	4.8
Equity:
Preferred stock	169,302	169,302	169,302	169,302	169,302	—	—	—	—
Common stock	152,380	152,233	152,186	152,966	153,571	147	0.1	(1,191)	(0.8)
Additional paid-in capital	3,450,669	3,441,925	3,433,234	3,462,080	3,478,159	8,744	0.3	(27,490)	(0.8)
Retained earnings	1,700,044	1,700,480	1,732,932	1,896,427	1,840,214	(436)	0.0	(140,170)	(7.6)
Accumulated other comprehensive income	191,771	198,408	166,170	54,277	56,228	(6,637)	(3.3)	135,543	N.M.
Other	(27,122)	(27,093)	(28,140)	(28,037)	(27,370)	(29)	(0.1)	248	0.9
Total TCF Financial Corporation shareholders' equity	5,637,044	5,635,255	5,625,684	5,707,015	5,670,104	1,789	0.0	(33,060)	(0.6)
Non-controlling interest	21,376	23,300	30,149	20,226	23,313	(1,924)	(8.3)	(1,937)	(8.3)
Total equity	5,658,420	5,658,555	5,655,833	5,727,241	5,693,417	(135)	0.0	(34,997)	(0.6)
Total liabilities and equity	$47,565,789	$50,062,460	$48,594,383	$46,651,553	$45,692,511	$(2,496,671)	(5.0)%	$1,873,278	4.1%
N.M. Not Meaningful

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Income (Unaudited)

	Quarter Ended					Change From
(Dollars in thousands)	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30, 2020		Sep. 30, 2019
	2020	2020	2020	2019	2019	$	%	$	%
Interest income:
Interest and fees on loans and leases	$373,112	$392,826	$443,096	$446,738	$417,370	$(19,714)	(5.0)%	$(44,258)	(10.6)%
Interest on investment securities:
Taxable	35,648	32,505	40,920	36,282	31,038	3,143	9.7	4,610	14.9
Tax-exempt	3,892	4,155	4,349	4,374	3,385	(263)	(6.3)	507	15.0
Interest on loans held-for-sale	3,829	3,322	1,561	15,767	1,408	507	15.3	2,421	171.9
Interest on other earning assets	3,967	5,562	5,466	6,617	6,607	(1,595)	(28.7)	(2,640)	(40.0)
Total interest income	420,448	438,370	495,392	509,778	459,808	(17,922)	(4.1)	(39,360)	(8.6)
Interest expense:
Interest on deposits	31,852	46,785	67,419	77,003	70,900	(14,933)	(31.9)	(39,048)	(55.1)
Interest on borrowings	11,429	13,226	26,492	24,022	17,115	(1,797)	(13.6)	(5,686)	(33.2)
Total interest expense	43,281	60,011	93,911	101,025	88,015	(16,730)	(27.9)	(44,734)	(50.8)
Net interest income	377,167	378,359	401,481	408,753	371,793	(1,192)	(0.3)	5,374	1.4
Provision for credit losses	69,664	78,726	96,943	14,403	27,188	(9,062)	(11.5)	42,476	156.2
Net interest income after provision for credit losses	307,503	299,633	304,538	394,350	344,605	7,870	2.6	(37,102)	(10.8)
Noninterest income:
Leasing revenue	31,905	37,172	33,565	46,686	39,590	(5,267)	(14.2)	(7,685)	(19.4)
Fees and service charges on deposit accounts	25,470	22,832	34,597	39,356	34,384	2,638	11.6	(8,914)	(25.9)
Net gains (losses) on sales of loans and leases	23,490	29,034	20,590	12,934	(5,984)	(5,544)	(19.1)	29,474	N.M.
Card and ATM revenue	23,383	20,636	21,685	24,751	23,315	2,747	13.3	68	0.3
Wealth management revenue	6,506	6,206	6,151	6,172	4,241	300	4.8	2,265	53.4
Servicing fee revenue	321	3,041	6,792	6,022	5,121	(2,720)	(89.4)	(4,800)	(93.7)
Net gains on investment securities	2,324	8	0	8	5,900	2,316	N.M.	(3,576)	(60.6)
Other	5,411	14,125	13,583	22,123	(12,309)	(8,714)	(61.7)	17,720	N.M.
Total noninterest income	118,810	133,054	136,963	158,052	94,258	(14,244)	(10.7)	24,552	26.0
Noninterest expense:
Compensation and employee benefits	168,323	171,799	171,528	180,969	155,745	(3,476)	(2.0)	12,578	8.1
Occupancy and equipment	48,233	54,107	57,288	56,771	49,229	(5,874)	(10.9)	(996)	(2.0)
Lease financing equipment depreciation	17,932	18,212	18,450	18,629	19,408	(280)	(1.5)	(1,476)	(7.6)
Net foreclosed real estate and repossessed assets	1,518	998	1,859	4,242	2,203	520	52.1	(685)	(31.1)
Merger-related expenses	54,011	81,619	36,728	47,025	111,259	(27,608)	(33.8)	(57,248)	(51.5)
Other	83,423	73,506	88,746	108,935	87,776	9,917	13.5	(4,353)	(5.0)
Total noninterest expense	373,440	400,241	374,599	416,571	425,620	(26,801)	(6.7)	(52,180)	(12.3)
Income before income tax expense (benefit)	52,873	32,446	66,902	135,831	13,243	20,427	63.0	39,630	N.M.
Income tax expense (benefit)	(4,429)	6,213	13,086	21,375	(11,735)	(10,642)	N.M.	7,306	62.3
Income after income tax expense (benefit)	57,302	26,233	53,816	114,456	24,978	31,069	118.4	32,324	129.4
Income attributable to non-controlling interest	1,564	2,469	1,917	2,057	2,830	(905)	(36.7)	(1,266)	(44.7)
Net income attributable to TCF Financial Corporation	55,738	23,764	51,899	112,399	22,148	31,974	134.5	33,590	151.7
Preferred stock dividends	2,494	2,494	2,493	2,494	2,494	—	—	—	—
Net income available to common shareholders	$53,244	$21,270	$49,406	$109,905	$19,654	$31,974	150.3%	$33,590	170.9%
N.M. Not Meaningful

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Income (Unaudited)

	Nine Months Ended September 30,		Change
(Dollars in thousands, except per share data)	2020	2019	$	%
Interest income:
Interest and fees on loans and leases	$1,209,034	$983,890	$225,144	22.9%
Interest on investment securities:
Taxable	109,073	69,745	39,328	56.4
Tax-exempt	12,396	7,277	5,119	70.3
Interest on loans held-for-sale	8,712	2,832	5,880	N.M.
Interest on other earning assets	14,995	13,739	1,256	9.1
Total interest income	1,354,210	1,077,483	276,727	25.7
Interest expense:
Interest on deposits	146,056	149,154	(3,098)	(2.1)
Interest on borrowings	51,147	48,050	3,097	6.4
Total interest expense	197,203	197,204	(1)	0.0
Net interest income	1,157,007	880,279	276,728	31.4
Provision for credit losses	245,333	50,879	194,454	N.M.
Net interest income after provision for credit losses	911,674	829,400	82,274	9.9
Noninterest income:
Leasing revenue	102,642	117,032	(14,390)	(12.3)
Fees and service charges on deposit accounts	82,899	88,504	(5,605)	(6.3)
Net gains on sales of loans and leases	73,114	13,374	59,740	N.M.
Card and ATM revenue	65,704	62,470	3,234	5.2
Wealth management revenue	18,863	4,241	14,622	N.M.
Servicing fee revenue	10,154	14,754	(4,600)	(31.2)
Net gains on investment securities	2,332	7,417	(5,085)	(68.6)
Other	33,119	(312)	33,431	N.M.
Total noninterest income	388,827	307,480	81,347	26.5
Noninterest expense:
Compensation and employee benefits	511,650	395,953	115,697	29.2
Occupancy and equipment	159,628	132,789	26,839	20.2
Lease financing equipment depreciation	54,594	57,797	(3,203)	(5.5)
Net foreclosed real estate and repossessed assets	4,375	9,281	(4,906)	(52.9)
Merger-related expenses	172,358	124,943	47,415	37.9
Other	245,675	194,781	50,894	26.1
Total noninterest expense	1,148,280	915,544	232,736	25.4
Income before income tax expense	152,221	221,336	(69,115)	(31.2)
Income tax expense	14,870	28,866	(13,996)	(48.5)
Income after income tax expense	137,351	192,470	(55,119)	(28.6)
Income attributable to non-controlling interest	5,950	9,401	(3,451)	(36.7)
Net income attributable to TCF Financial Corporation	131,401	183,069	(51,668)	(28.2)
Preferred stock dividends	7,481	7,481	—	—
Net income available to common shareholders	$123,920	$175,588	$(51,668)	(29.4)%
N.M. Not Meaningful

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields and Rates (Unaudited)
	Quarter Ended
	Sep. 30, 2020			Jun. 30, 2020			Sep. 30, 2019
	Average		Yields &	Average		Yields &	Average		Yields &
(Dollars in thousands)	Balance	Interest(1)	Rates(1)(2)	Balance	Interest(1)	Rates(1)(2)	Balance	Interest(1)	Rates(1)(2)
ASSETS:
Federal Home Loan Bank and Federal Reserve Bank stocks	$361,320	$2,973	3.27%	$401,532	$4,376	4.38%	$230,767	$806	1.39%
Investment securities held-to-maturity	135,332	573	1.69	132,054	71	0.21	143,078	602	1.68
Investment securities available-for-sale:
Taxable	6,021,643	35,076	2.33	5,730,762	32,434	2.26	4,232,878	30,436	2.88
Tax-exempt(3)	685,652	4,971	2.90	743,744	5,221	2.81	643,576	4,283	2.66
Loans and leases held-for-sale	490,886	3,829	3.13	356,671	3,322	3.73	118,482	1,408	4.74
Loans and leases(3)(4)
Commercial and industrial	11,740,727	127,751	4.30	12,713,714	140,576	4.41	9,290,978	146,865	6.25
Commercial real estate	9,616,301	95,779	3.90	9,658,124	95,373	3.91	6,964,643	97,042	5.45
Lease financing	2,679,142	32,696	4.88	2,712,291	33,803	4.99	2,570,567	32,833	5.11
Residential mortgage	5,987,754	57,609	3.86	6,326,227	62,023	3.93	4,853,627	51,511	4.23
Home equity	3,399,468	43,489	5.09	3,509,107	45,314	5.19	3,433,830	56,166	6.49
Consumer installment	1,386,448	17,551	5.04	1,459,446	17,703	4.88	2,389,830	34,543	5.73
Total loans and leases(3)(4)	34,809,840	374,875	4.26	36,378,909	394,792	4.33	29,503,475	418,960	5.62
Interest-bearing deposits with banks and other	2,572,254	994	0.16	1,587,665	1,186	0.30	933,014	5,800	2.44
Total interest-earning assets	45,076,927	423,291	3.72	45,331,337	441,402	3.88	35,805,270	462,295	5.11
Other assets	4,462,673			4,384,779			3,289,096
Total assets	$49,539,600			$49,716,116			$39,094,366
LIABILITIES AND EQUITY:
Noninterest-bearing deposits	$10,654,288			$9,830,687			$6,564,195
Interest-bearing deposits:
Savings	9,301,198	4,050	0.17	9,082,184	8,930	0.40	7,676,165	14,110	0.73
Certificates of deposit	6,657,697	18,446	1.10	7,491,502	26,744	1.44	7,320,720	38,233	2.07
Checking	7,029,914	2,025	0.11	6,649,288	2,329	0.14	4,805,843	5,520	0.46
Money market	5,501,747	7,331	0.53	5,380,547	8,782	0.66	3,490,922	13,037	1.48
Total interest-bearing deposits	28,490,556	31,852	0.44	28,603,521	46,785	0.66	23,293,650	70,900	1.21
Total deposits	39,144,844	31,852	0.32	38,434,208	46,785	0.49	29,857,845	70,900	0.94
Borrowings:
Short-term borrowings	2,153,030	2,511	0.46	3,016,490	4,085	0.54	1,884,228	5,345	1.11
Long-term borrowings	910,149	8,917	3.91	1,072,394	9,141	3.40	1,472,150	11,769	3.17
Total borrowings	3,063,179	11,428	1.48	4,088,884	13,226	1.29	3,356,378	17,114	2.01
Total interest-bearing liabilities	31,553,735	43,280	0.55	32,692,405	60,011	0.74	26,650,028	88,014	1.31
Total deposits and borrowings	42,208,023	43,280	0.41	42,523,092	60,011	0.57	33,214,223	88,014	1.05
Accrued expenses and other liabilities	1,633,850			1,534,769			1,197,014
Total liabilities	43,841,873			44,057,861			34,411,237
Total TCF Financial Corporation shareholders' equity	5,675,089			5,630,133			4,657,613
Non-controlling interest in subsidiaries	22,638			28,122			25,516
Total equity	5,697,727			5,658,255			4,683,129
Total liabilities and equity	$49,539,600			$49,716,116			$39,094,366
Net interest spread (FTE)			3.31%			3.31%			4.06%
Net interest income (FTE) and net interest margin (FTE)		$380,011	3.34%		$381,391	3.35%		$374,281	4.14%
Reconciliation to Reported Net Interest Income
Net interest income and net interest margin (GAAP)		$377,167	3.31%		$378,359	3.33%		$371,793	4.12%
Adjustments for taxable equivalent interest(1)(3)
Loans and leases		1,763			1,966			1,590
Tax-exempt investment securities		1,079			1,066			898
Total FTE adjustments		2,842			3,032			2,488
Net interest income and net interest margin (FTE)		$380,009	3.34%		$381,391	3.35%		$374,281	4.14%

(1)	Interest and yields are presented on a fully tax-equivalent basis.

(2)	Annualized.

(3)	The yield on tax-exempt loans and investment securities available-for-sale is computed on a tax-equivalent basis using a statutory federal income tax rate of 21%.

(4)	Average balances of loans and leases include nonaccrual loans and leases and are presented net of unearned income.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields and Rates (Unaudited)

	Nine Months Ended
	September 30, 2020			September 30, 2019
	Average		Yields &	Average		Yields &
(Dollars in thousands)	Balance	Interest(1)	Rates(1)(2)	Balance	Interest(1)	Rates(1)(2)
ASSETS:
Federal Home Loan Bank and Federal Reserve Bank stocks	$405,680	$10,501	3.46%	$149,801	$2,860	2.55%
Investment securities held-to-maturity	134,557	1,204	1.19	145,627	2,061	1.89
Investment securities available-for-sale:
Taxable	5,881,983	107,870	2.45	3,029,754	67,684	2.98
Tax-exempt(3)	734,110	15,695	2.85	461,499	9,210	2.66
Loans and leases held-for-sale	329,131	8,712	3.53	71,739	2,832	5.27
Loans and leases(3)(4)
Commercial and industrial	12,092,629	429,129	4.70	7,499,975	363,260	6.45
Commercial real estate	9,522,333	308,895	4.26	4,332,238	173,983	5.30
Lease financing	2,691,208	100,655	4.99	2,554,521	98,116	5.12
Residential mortgage	6,141,855	181,011	3.93	3,188,294	109,634	4.59
Home equity	3,474,012	139,906	5.38	3,161,083	160,206	6.78
Consumer installment	1,454,187	54,996	5.05	1,945,059	82,305	5.66
Total loans and leases(3)(4)	35,376,224	1,214,592	4.55	22,681,170	987,504	5.80
Interest-bearing deposits with banks and other	1,569,968	4,494	0.38	494,007	10,878	2.92
Total interest-earning assets	44,431,653	1,363,068	4.07	27,033,597	1,083,029	5.33
Other assets	4,318,287			2,249,678
Total assets	$48,749,940			$29,283,275
LIABILITIES AND EQUITY:
Noninterest-bearing deposits	$9,475,952			$4,831,271
Interest-bearing deposits:
Savings	8,992,197	26,649	0.40	6,799,432	37,094	0.73
Certificates of deposit	7,157,779	78,255	1.46	5,500,105	83,635	2.03
Checking	6,558,232	10,184	0.21	3,256,409	6,347	0.26
Money market	5,225,858	30,968	0.79	2,144,697	22,078	1.38
Total interest-bearing deposits	27,934,066	146,056	0.70	17,700,643	149,154	1.13
Total deposits	37,410,018	146,056	0.52	22,531,914	149,154	0.88
Borrowings:
Short-term borrowings	2,617,891	17,178	0.86	838,750	9,433	1.48
Long-term borrowings	1,527,986	33,968	2.95	1,543,398	38,616	3.32
Total borrowings	4,145,877	51,146	1.63	2,382,148	48,049	2.67
Total interest-bearing liabilities	32,079,943	197,202	0.82	20,082,791	197,203	1.31
Total deposits and borrowings	41,555,895	197,202	0.63	24,914,062	197,203	1.06
Accrued expenses and other liabilities	1,531,759			1,052,709
Total liabilities	43,087,654			25,966,771
Total TCF Financial Corporation shareholders' equity	5,636,933			3,289,946
Non-controlling interest in subsidiaries	25,353			26,558
Total equity	5,662,286			3,316,504
Total liabilities and equity	$48,749,940			$29,283,275
Net interest spread (FTE)			3.44%			4.27%
Net interest income (FTE) and net interest margin (FTE)		$1,165,866	3.48%		$885,826	4.36%
Reconciliation to Reported Net Interest Income
Net interest income and net interest margin (GAAP)		$1,157,007	3.45%		$880,279	4.35%
Adjustments for taxable equivalent interest(1)(3)
Loans		5,558			3,614
Tax-exempt investment securities		3,299			1,933
Total FTE adjustments		8,857			5,547
Net interest income and net interest margin (FTE)		$1,165,864	3.48%		$885,826	4.36%

(1)	Interest and yields are presented on a fully tax-equivalent basis.

(2)	Annualized.

(3)	The yield on tax-exempt loans and investment securities available-for-sale is computed on a tax-equivalent basis using a statutory federal income tax rate of 21%.

(4)	Average balances of loans and leases include nonaccrual loans and leases and are presented net of unearned income.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Quarterly Average Balance Sheets (Unaudited)

	Quarter Ended					Change From
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30, 2020		Sep. 30, 2019
(Dollars in thousands)	2020	2020	2020	2019	2019	$	%	$	%
ASSETS:
Federal Home Loan Bank and Federal Reserve Bank stocks	$361,320	$401,532	$454,675	$388,640	$230,767	$(40,212)	(10.0)%	$130,553	56.6%
Investment securities held-to-maturity	135,332	132,054	136,277	140,434	143,078	3,278	2.5	(7,746)	(5.4)
Investment securities available-for-sale:
Taxable	6,021,643	5,730,762	5,892,006	4,960,520	4,232,878	290,881	5.1	1,788,765	42.3
Tax-exempt	685,652	743,744	773,468	778,994	643,576	(58,092)	(7.8)	42,076	6.5
Loans and leases held-for-sale	490,886	356,671	138,058	1,121,326	118,482	134,215	37.6	372,404	N.M.
Loans and leases(1) :
Commercial and industrial	11,740,727	12,713,714	11,827,315	10,955,937	9,290,978	(972,987)	(7.7)	2,449,749	26.4
Commercial real estate	9,616,301	9,658,124	9,291,540	9,057,834	6,964,643	(41,823)	(0.4)	2,651,658	38.1
Lease financing	2,679,142	2,712,291	2,682,323	2,616,360	2,570,567	(33,149)	(1.2)	108,575	4.2
Residential mortgage	5,987,754	6,326,227	6,113,279	6,023,647	4,853,627	(338,473)	(5.4)	1,134,127	23.4
Home equity	3,399,468	3,509,107	3,514,278	3,604,153	3,433,830	(109,639)	(3.1)	(34,362)	(1.0)
Consumer installment	1,386,448	1,459,446	1,517,412	1,546,952	2,389,830	(72,998)	(5.0)	(1,003,382)	(42.0)
Total loans and leases(1)	34,809,840	36,378,909	34,946,147	33,804,883	29,503,475	(1,569,069)	(4.3)	5,306,365	18.0
Interest-bearing deposits with banks and other	2,572,254	1,587,665	538,971	656,555	933,014	984,589	62.0	1,639,240	175.7
Total interest-earning assets	45,076,927	45,331,337	42,879,602	41,851,352	35,805,270	(254,410)	(0.6)	9,271,657	25.9
Other assets	4,462,673	4,384,779	4,105,824	4,268,162	3,289,096	77,894	1.8	1,173,577	35.7
Total assets	$49,539,600	$49,716,116	$46,985,426	$46,119,514	$39,094,366	$(176,516)	(0.4)%	$10,445,234	26.7%
LIABILITIES AND EQUITY:
Noninterest-bearing deposits	$10,654,288	$9,830,687	$7,929,933	$7,968,769	$6,564,195	$823,601	8.4%	$4,090,093	62.3%
Interest-bearing deposits:
Savings	9,301,198	9,082,184	8,589,815	8,404,460	7,676,165	219,014	2.4	1,625,033	21.2
Certificates of deposit	6,657,697	7,491,502	7,329,632	7,825,573	7,320,720	(833,805)	(11.1)	(663,023)	(9.1)
Checking	7,029,914	6,649,288	5,990,309	5,891,566	4,805,843	380,626	5.7	2,224,071	46.3
Money market	5,501,747	5,380,547	4,792,248	4,463,476	3,490,922	121,200	2.3	2,010,825	57.6
Total interest-bearing deposits	28,490,556	28,603,521	26,702,004	26,585,075	23,293,650	(112,965)	(0.4)	5,196,906	22.3
Total deposits	39,144,844	38,434,208	34,631,937	34,553,844	29,857,845	710,636	1.8	9,286,999	31.1
Borrowings:
Short-term borrowings	2,153,030	3,016,490	2,689,262	2,585,682	1,884,228	(863,460)	(28.6)	268,802	14.3
Long-term borrowings	910,149	1,072,394	2,608,204	1,739,852	1,472,150	(162,245)	(15.1)	(562,001)	(38.2)
Total borrowings	3,063,179	4,088,884	5,297,466	4,325,534	3,356,378	(1,025,705)	(25.1)	(293,199)	(8.7)
Total interest-bearing liabilities	31,553,735	32,692,405	31,999,470	30,910,609	26,650,028	(1,138,670)	(3.5)	4,903,707	18.4
Total deposits and borrowings	42,208,023	42,523,092	39,929,403	38,879,378	33,214,223	(315,069)	(0.7)	8,993,800	27.1
Accrued expenses and other liabilities	1,633,850	1,534,769	1,425,536	1,549,017	1,197,014	99,081	6.5	436,836	36.5
Total liabilities	43,841,873	44,057,861	41,354,939	40,428,395	34,411,237	(215,988)	(0.5)	9,430,636	27.4
Total TCF Financial Corporation shareholders' equity	5,675,089	5,630,133	5,605,159	5,667,436	4,657,613	44,956	0.8	1,017,476	21.8
Non-controlling interest in subsidiaries	22,638	28,122	25,328	23,683	25,516	(5,484)	(19.5)	(2,878)	(11.3)
Total equity	5,697,727	5,658,255	5,630,487	5,691,119	4,683,129	39,472	0.7	1,014,598	21.7
Total liabilities and equity	$49,539,600	$49,716,116	$46,985,426	$46,119,514	$39,094,366	$(176,516)	(0.4)%	$10,445,234	26.7%
N.M. Not Meaningful

(1)	Average balances of loans and leases include nonaccrual loans and leases and are presented net of unearned income.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Quarterly Yields and Rates(1)(2) (Unaudited)

	Quarter Ended					Change From
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,		Sep. 30,
	2020	2020	2020	2019	2019	2020		2019
ASSETS:
Federal Home Loan Bank and Federal Reserve Bank stocks	3.27%	4.38%	2.79%	3.24%	1.39%	(111)	bps	188	bps
Investment securities held-to-maturity	1.69	0.21	1.64	2.53	1.68	148		1
Investment securities available-for-sale:
Taxable	2.33	2.26	2.74	2.85	2.88	7		(55)
Tax-exempt(3)	2.90	2.81	2.85	2.84	2.66	9		24
Loans and leases held-for-sale	3.13	3.73	4.53	5.58	4.74	(60)		(161)
Loans and leases(3)
Commercial and industrial	4.30	4.41	5.42	5.63	6.25	(11)		(195)
Commercial real estate	3.90	3.91	5.01	5.38	5.45	(1)		(155)
Lease financing	4.88	4.99	5.09	5.11	5.11	(11)		(23)
Residential mortgage	3.86	3.93	4.02	4.05	4.23	(7)		(37)
Home equity	5.09	5.19	5.85	5.93	6.49	(10)		(140)
Consumer installment	5.04	4.88	5.23	4.97	5.73	16		(69)
Total loans and leases(3)	4.26	4.33	5.08	5.24	5.62	(7)		(136)
Interest-bearing deposits with banks and other	0.16	0.30	1.72	2.07	2.44	(14)		(228)

Total interest-earning assets	3.72	3.88	4.64	4.85	5.11	(16)		(139)

LIABILITIES:
Interest-bearing deposits:

Savings	0.17	0.40	0.64	0.71	0.73	(23)		(56)
Certificates of deposit	1.10	1.44	1.81	1.97	2.07	(34)		(97)
Checking	0.11	0.14	0.39	0.51	0.46	(3)		(35)
Money market	0.53	0.66	1.25	1.38	1.48	(13)		(95)
Total interest-bearing deposits	0.44	0.66	1.02	1.15	1.21	(22)		(77)
Total deposits	0.32	0.49	0.78	0.88	0.94	(17)		(62)
Borrowings:
Short-term borrowings	0.46	0.54	1.56	1.73	1.11	(8)		(65)
Long-term borrowings	3.91	3.40	2.42	2.87	3.17	51		74
Total borrowings	1.48	1.29	1.98	2.19	2.01	19		(53)

Total interest-bearing liabilities	0.55	0.74	1.18	1.29	1.31	(19)		(76)
Total deposits and borrowings	0.41	0.57	0.94	1.03	1.05	(16)		(64)

Net interest margin (GAAP)	3.31	3.33	3.73	3.86	4.12	(2)		(81)
Net interest margin (FTE)	3.34	3.35	3.76	3.89	4.14	(1)		(80)

(1)	Annualized.

(2)	Yields are presented on a fully tax-equivalent basis.

(3)	The yield on tax-exempt loans and investment securities available-for-sale is computed on a tax-equivalent basis using a statutory federal income tax rate of 21%.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
Composition of Loans (Unaudited)

	Quarter Ended					Change From
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30, 2020		Sep. 30, 2019
(Dollars in thousands)	2020	2020	2020	2019	2019	$	%	$	%
Commercial and industrial	$11,557,237	$12,200,721	$12,326,943	$11,439,602	$10,913,343	$(643,484)	(5.3)%	$643,894	5.9%
Commercial real estate	9,627,330	9,628,344	9,486,904	9,136,870	8,773,970	(1,014)	0.0	853,360	9.7
Lease financing	2,724,686	2,707,402	2,708,998	2,699,869	2,594,373	17,284	0.6	130,313	5.0
Total commercial loan and lease portfolio	23,909,253	24,536,467	24,522,845	23,276,341	22,281,686	(627,214)	(2.6)	1,627,567	7.3
Residential mortgage	5,790,251	6,123,118	6,435,314	6,179,805	6,057,404	(332,867)	(5.4)	(267,153)	(4.4)
Home equity	3,302,983	3,445,584	3,453,502	3,498,907	3,609,410	(142,601)	(4.1)	(306,427)	(8.5)
Consumer installment	1,341,204	1,430,655	1,509,953	1,542,411	1,562,252	(89,451)	(6.3)	(221,048)	(14.1)
Total consumer loan portfolio	10,434,438	10,999,357	11,398,769	11,221,123	11,229,066	(564,919)	(5.1)	(794,628)	(7.1)
Total	$34,343,691	$35,535,824	$35,921,614	$34,497,464	$33,510,752	$(1,192,133)	(3.4)%	$832,939	2.5%

Composition of Deposits (Unaudited)

	Quarter Ended					Change From
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30, 2020		Sep. 30, 2019
(Dollars in thousands)	2020	2020	2020	2019	2019	$	%	$	%
Noninterest-bearing deposits	$10,691,041	$10,480,245	$8,237,916	$7,970,590	$7,979,900	$210,796	2.0%	$2,711,141	34.0%
Interest-bearing deposits:
Savings	9,295,467	9,310,362	8,703,864	8,506,058	8,347,541	(14,895)	(0.2)	947,926	11.4
Certificates of deposit	6,334,760	7,142,996	7,463,192	7,455,556	8,385,972	(808,236)	(11.3)	(2,051,212)	(24.5)
Checking	7,453,504	6,693,092	6,289,046	5,966,178	6,266,740	760,412	11.4	1,186,764	18.9
Money market	5,397,325	5,584,177	5,105,285	4,570,081	4,305,921	(186,852)	(3.3)	1,091,404	25.3
Total interest-bearing deposits	28,481,056	28,730,627	27,561,387	26,497,873	27,306,174	(249,571)	(0.9)	1,174,882	4.3
Total deposits	$39,172,097	$39,210,872	$35,799,303	$34,468,463	$35,286,074	$(38,775)	(0.1)%	$3,886,023	11.0%

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
Summary of Credit Quality Data

Allowance for Credit Losses (Unaudited)

	Sep. 30,		Jun. 30,		Mar. 31,		Jan. 1,	Dec. 31,		Sep. 30,
	2020		2020		2020		2020	2019		2019
(Dollars in thousands)	Balance	Reserve Rate	Balance	Reserve Rate	Balance	Reserve Rate	Adjusted for adoption of CECL	Balance	Reserve Rate	Balance	Reserve Rate
Allowance for loan and lease losses
Commercial and industrial	$145,814	1.26%	$122,024	1.00%	$117,507	0.95%	$93,884	$42,430	0.38%	$39,974	0.37%
Commercial real estate	197,892	2.06	162,364	1.69	86,209	0.91	67,620	27,308	0.29	24,090	0.27
Lease financing	36,386	1.34	19,041	0.70	27,610	1.02	21,631	14,742	0.55	14,367	0.55
Residential mortgage	62,006	1.07	79,479	1.30	97,185	1.51	72,939	8,099	0.13	19,816	0.33
Home equity	49,003	1.48	56,824	1.65	57,694	1.67	47,003	17,795	0.51	21,112	0.58
Consumer installment	24,128	1.80	21,382	1.49	20,178	1.34	15,967	2,678	0.17	1,859	0.12
Total allowance for loan and lease losses	515,229	1.50	461,114	1.30	406,383	1.13	319,044	113,052	0.33	121,218	0.36
Reserve for unfunded lending commitments	34,129		42,788		22,188		18,235	3,528		3,461
Total allowance for credit losses	$549,358	1.60%	$503,902	1.42%	$428,571	1.19%	$337,279	$116,580	0.34%	$124,679	0.37%

Changes in Allowance for Credit Losses

	Quarter Ended					Change From
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Sep. 30,
(Dollars in thousands)	2020	2020	2020	2019	2019	2020	2019
Allowance for loan and lease losses
Balance, beginning of period	$461,114	$406,383	$113,052	$121,218	$146,503	$54,731	$314,611
Impact of CECL adoption	—	—	205,992	—	—	—	—
Adjusted balance, beginning of period	461,114	406,383	319,044	121,218	146,503	54,731	314,611
Charge-offs	(32,235)	(9,958)	(14,729)	(16,891)	(35,547)	(22,277)	3,312
Recoveries	7,659	6,563	9,252	10,654	6,969	1,096	690
Net (charge-offs) recoveries	(24,576)	(3,395)	(5,477)	(6,237)	(28,578)	(21,181)	4,002
Provision for credit losses related to loans and leases(1)	78,323	58,126	92,990	14,403	27,188	20,197	51,135
Other(2)	368	—	(174)	(16,332)	(23,895)	368	24,263
Balance, end of period	515,229	461,114	406,383	113,052	121,218	54,115	394,011
Reserve for unfunded lending commitments
Balance, beginning of period	42,788	22,188	3,528	3,461	1,936	20,600	40,852
Impact of CECL adoption	—	—	14,707	—	—	—	—
Adjusted balance, beginning of period	42,788	22,188	18,235	3,461	1,936	20,600	40,852
Provision (benefit) for credit losses related to unfunded lending commitments(1)	(8,659)	20,600	3,953	67	(342)	(29,259)	(8,317)
Addition due to merger	—	—	—	—	1,867	—	(1,867)
Balance, end of period	34,129	42,788	22,188	3,528	3,461	(8,659)	30,668
Total allowance for credit losses	$549,358	$503,902	$428,571	$116,580	$124,679	$45,456	$424,679

(1)
Provision for credit losses related to loans and leases and the provision (benefit) for credit losses related to unfunded lending commitments are included within provision for credit losses in the Consolidated Statements of Income beginning January 1, 2020 as a result of the adoption of CECL.

(2)	Primarily includes the transfer of the allowance for credit losses to loans and leases held-for-sale.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
Summary of Credit Quality Data (Unaudited), Continued

Net (Charge-offs) Recoveries

	Quarter Ended
	Sep. 30,		Jun. 30,		Mar. 31,		Dec. 31,		Sep. 30,
	2020		2020		2020		2019		2019
(Dollars in thousands)	Balance	Rate(1)	Balance	Rate(1)	Balance	Rate(1)	Balance	Rate(1)	Balance	Rate(1)
Commercial and industrial	$(22,201)	0.76%	$9	—%	$(4,022)	0.14%	$(5,736)	0.21%	$(17,631)	0.76%
Commercial real estate	(144)	0.01	(644)	0.03	563	(0.02)	(7)	—	13	—
Lease financing	(161)	0.02	(1,392)	0.21	(878)	0.13	(1,749)	0.27	(2,192)	0.34
Residential mortgage	803	(0.05)	(871)	0.06	355	(0.02)	1,552	(0.10)	(189)	0.02
Home equity	(237)	0.03	(335)	0.04	(246)	0.03	2,280	(0.25)	405	(0.05)
Consumer installment	(2,636)	0.76	(162)	0.04	(1,249)	0.33	(2,577)	0.67	(8,984)	1.50
Total net (charge-offs) recoveries	$(24,576)	0.28%	$(3,395)	0.04%	$(5,477)	0.06%	$(6,237)	0.07%	$(28,578)	0.39%
(1) Annualized net charge-off rate based on average loans and leases.

Over 90-Day Delinquencies as a Percentage of Portfolio(1)
						Change From
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,		Sep. 30,
	2020	2020	2020	2019	2019	2020		2019
Commercial and industrial	0.03%	0.02%	—%	—%	0.02%	1	bps	1	bps
Commercial real estate	—	—	0.02	0.02	0.09	—		(9)
Lease financing	0.13	0.18	0.11	0.07	0.09	(5)		4
Residential mortgage	0.02	0.01	0.01	0.01	0.01	1		1
Home equity	—	—	0.01	—	—	—		—
Consumer installment	—	—	—	0.01	—	—		—
Subtotal	0.02	0.02	0.02	0.01	0.04	—		(2)
Portfolios acquired with deteriorated credit quality(2)	N/A	N/A	N/A	10.43	5.47	N/A		N/A
Total delinquencies	0.02%	0.02%	0.02%	0.09%	0.09%	—		(7)

(1)	Excludes nonaccrual loans and leases.

(2)
Prior to the adoption of CECL as of January 1, 2020, purchased credit impaired loans were not classified as nonaccrual loans because they were recorded at their net realizable value based on the principal and interest expected to be collected on the loans.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
Summary of Credit Quality Data (Unaudited), Continued

Nonperforming Assets
						Change From
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,		Sep. 30,
(Dollars in thousands)	2020	2020	2020	2019	2019	2020		2019
Nonaccrual loans and leases:
Commercial and industrial	$140,492	$98,184	$84,157	$53,812	$55,039	$42,308		$85,453
Commercial real estate	70,252	57,521	47,032	29,735	26,518	12,731		43,734
Lease financing	42,023	18,756	13,170	10,957	11,503	23,267		30,520
Residential mortgage	65,235	67,762	61,980	38,577	48,816	(2,527)		16,419
Home equity	52,184	47,560	43,147	35,863	39,296	4,624		12,888
Consumer installment	6,535	1,668	989	714	636	4,867		5,899
Total nonaccrual loans and leases(1)	376,721	291,451	250,475	169,658	181,808	85,270		194,913
Other real estate owned	35,554	42,744	38,914	34,256	27,638	(7,190)		7,916
Total nonperforming assets	$412,275	$334,195	$289,389	$203,914	$209,446	$78,080		$202,829

Nonaccrual loans and leases as a percentage of total loans and leases(1)	1.10%	0.82%	0.70%	0.49%	0.54%	28	bps	56	bps
Allowance for loan and lease losses as a percentage of nonaccrual loans and leases(1)	136.77	158.21	162.24	66.64	66.67	(2,144)		7,010
Allowance for credit losses as a percentage of nonaccrual loans and leases(1)	145.83	172.89	171.10	68.71	68.58	(2,706)		7,725
Nonperforming assets as a percentage of total loans and leases and other real estate owned(1)	1.20	0.94	0.80	0.59	0.62	26		58

(1)
Prior to the adoption of CECL as of January 1, 2020, purchased credit impaired loans were not classified as nonaccrual loans because they were recorded at their net realizable value based on the principal and interest expected to be collected on the loans. At January 1, 2020, $73.4 million of previous purchased credit impaired loans were reclassified to nonaccrual loans as a result of the adoption of CECL.

Consolidated Capital Information (Unaudited)
						Change From
(Dollars in thousands, except per share data)	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,		Sep. 30,
	2020	2020	2020	2019	2019	2020		2019
Dividends declared per common share	$0.35	$0.35	$0.35	$0.35	$0.35	0.0%		0.0%
Book value per common share	35.88	35.91	35.85	36.20	35.82	(0.1)		0.2
Tangible book value per common share(1)	26.27	26.25	26.16	26.60	26.18	0.1		0.3
Common equity to assets	11.50%	10.92%	11.23%	11.87%	12.04%	58	bps	(54)	bps
Tangible common equity to tangible assets(1)	8.68	8.22	8.45	9.01	9.09	46		(41)

Regulatory Capital:(2)
Common equity Tier 1 capital	$4,053,931	$4,028,681	$4,026,304	$4,050,826	$4,009,214	0.6%		1.1%
Tier 1 capital	4,244,609	4,221,283	4,225,755	4,236,648	4,197,706	0.6		1.1
Total capital	4,972,715	4,907,760	4,744,899	4,681,630	4,652,708	1.3		6.9

Common equity Tier 1 capital ratio	11.45%	11.06%	10.44%	10.99%	10.88%	39	bps	57	bps
Tier 1 risk-based capital ratio	11.98	11.59	10.96	11.49	11.40	39		58
Total risk-based capital ratio	14.04	13.47	12.31	12.70	12.63	57		141
Tier 1 leverage ratio	8.83	8.75	9.27	9.49	11.16	8		(233)

(1)	See "Reconciliation of GAAP to Non-GAAP Financial Measures" tables.

(2)
September 30, 2020 amounts are preliminary pending completion and filing of the Corporation's regulatory reports. Regulatory capital ratios presented for periods in 2020 reflect our election of the five-year CECL transition for regulatory capital purposes.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited)

Computation of adjusted diluted earnings per common share and adjusted net income:

		Quarter Ended
		Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,
(Dollars in thousands, except per share data)		2020	2020	2020	2019	2019
Net income available to common shareholders	(a)	$53,244	$21,270	$49,406	$109,905	$19,654
Merger-related expenses		54,011	81,619	36,728	47,025	111,259
Notable items:
Sale of legacy TCF auto finance portfolio and related expenses(1)		—	901	3,063	12,864	19,264
Termination of interest rate swaps(2)		—	—	—	—	17,302
Gain on sale of certain investment securities(3)		—	—	—	—	(5,869)
Gains on sales of branches, write-down of company-owned vacant land parcels and branch exit costs, net(4)		—	(14,166)	—	3,494	5,890
Pension fair valuation adjustment(5)		—	—	—	6,341	—
Loan servicing rights (recovery) impairment(2)		154	8,858	8,236	(638)	4,520
Total notable items		154	(4,407)	11,299	22,061	41,107
Total merger-related and notable items		54,165	77,212	48,027	69,086	152,366
Related income tax expense, net of benefits(6)		(11,207)	(16,114)	(10,071)	(19,904)	(46,213)
Total adjustments, net of tax		42,958	61,098	37,956	49,182	106,153
Adjusted earnings allocated to common stock	(b)	$96,202	$82,368	$87,362	$159,087	$125,807

Weighted-average common shares outstanding used in diluted earnings per common share calculation(7)	(c)	151,821,592	151,660,139	152,114,017	152,658,766	128,754,588

Diluted earnings per common share	(a)/(c)	$0.35	$0.14	$0.32	$0.72	$0.15
Adjusted diluted earnings per common share	(b)/(c)	0.63	0.54	0.57	1.04	0.98

Net income attributable to TCF		$55,738	$23,764	$51,899	$112,399	$22,148
Total adjustments, net of tax		42,958	61,098	37,956	49,182	106,153
Adjusted net income attributable to TCF		$98,696	$84,862	$89,855	$161,581	$128,301

(1)
Second quarter 2020 amount included within other noninterest expense ($0.8 million) and compensation and employee benefits ($0.1 million). First quarter 2020 amount included within occupancy and equipment ($1.6 million), compensation and employee benefits ($0.9 million) and other noninterest expense ($0.6 million). Fourth quarter 2019 amount included within net gains (losses) on sales of loans and leases ($8.2 million), other noninterest expense ($2.2 million), occupancy and equipment ($1.5 million) and compensation and employee benefits ($0.9 million). Third quarter 2019 amount included within net gains (losses) on sales of loans and leases.

(2)	Included within other noninterest income.

(3)	Included within net gains on investment securities.

(4)
Second quarter 2020 amount included within other noninterest income ($14.7 million net gain) and other noninterest expense ($0.6 million). Fourth quarter of 2019 and third quarter of 2019 included within other noninterest expense.

(5)	Included within other noninterest expense.

(6)	Included within income tax expense (benefit).

(7)	Assumes conversion of common shares, as applicable.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited), Continued

Computation of adjusted return on average assets, common equity and average tangible common equity:

		Quarter Ended
		Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,
(Dollars in thousands)		2020	2020	2020	2019	2019
Adjusted net income after tax expense:
Income after tax expense	(a)	$57,302	$26,233	$53,816	$114,456	$24,978
Merger-related expenses		54,011	81,619	36,728	47,025	111,259
Notable items		154	(4,407)	11,299	22,061	41,107
Related income tax expense, net of tax benefits		(11,207)	(16,114)	(10,071)	(19,904)	(46,213)
Adjusted net income after tax expense for ROAA calculation	(b)	100,260	87,331	91,772	163,638	131,131
Net income available to common shareholders	(c)	53,244	21,270	49,406	109,905	19,654
Other intangibles amortization		5,498	5,516	5,480	5,505	4,544
Related income tax expense		(1,137)	(1,151)	(1,149)	(1,284)	(1,085)
Net income available to common shareholders used in ROATCE calculation	(d)	57,605	25,635	53,737	114,126	23,113

Adjusted net income available to common shareholders:
Net income available to common shareholders		53,244	21,270	49,406	109,905	19,654
Notable items		154	(4,407)	11,299	22,061	41,107
Merger-related expenses		54,011	81,619	36,728	47,025	111,259
Related income tax expense, net of tax benefits		(11,207)	(16,114)	(10,071)	(19,904)	(46,213)
Net income available to common shareholders used in adjusted ROACE calculation	(e)	96,202	82,368	87,362	159,087	125,807
Other intangibles amortization		5,498	5,516	5,480	5,505	4,544
Related income tax expense		(1,137)	(1,151)	(1,149)	(1,284)	(1,085)
Net income available to common shareholders used in adjusted ROATCE calculation	(f)	100,563	86,733	91,693	163,308	129,266
Average balances:
Average assets	(g)	49,539,600	49,716,116	46,985,426	46,119,514	39,094,366
Total equity		5,697,727	5,658,255	5,630,487	5,691,119	4,683,129
Non-controlling interest in subsidiaries		(22,638)	(28,122)	(25,328)	(23,683)	(25,516)
Total TCF Financial Corporation shareholders' equity		5,675,089	5,630,133	5,605,159	5,667,436	4,657,613
Preferred stock		(169,302)	(169,302)	(169,302)	(169,302)	(169,302)
Average total common shareholders' equity used in ROACE calculation	(h)	5,505,787	5,460,831	5,435,857	5,498,134	4,488,311
Goodwill, net		(1,313,046)	(1,313,046)	(1,301,080)	(1,266,166)	(890,155)
Other intangibles, net		(155,142)	(160,841)	(166,298)	(211,294)	(142,925)
Average tangible common shareholders' equity used in ROATCE calculation	(i)	$4,037,599	$3,986,944	$3,968,479	$4,020,674	$3,455,231

ROAA(1)	(a)/(g)	0.46%	0.21%	0.46%	0.99%	0.26%
Adjusted ROAA(1)	(b)/(g)	0.81	0.70	0.78	1.42	1.34
ROACE(1)	(c)/(h)	3.87	1.56	3.64	8.00	1.75
Adjusted ROACE(1)	(e)/(h)	6.99	6.03	6.43	11.57	11.21
ROATCE(1)	(d)/(i)	5.71	2.57	5.42	11.35	2.68
Adjusted ROATCE(1)	(f)/(i)	9.96	8.70	9.24	16.25	14.96

(1)	Annualized.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited), Continued

Computation of adjusted efficiency ratio, noninterest income and noninterest expense:

		Quarter Ended
		Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,
(Dollars in thousands)		2020	2020	2020	2019	2019
Noninterest expense	(a)	$373,440	$400,241	$374,599	$416,571	$425,620
Merger-related expenses		(54,011)	(81,619)	(36,728)	(47,025)	(111,259)
Write-down of company-owned vacant land parcels and branch exit costs		—	(551)	—	(3,494)	(5,890)
Expenses related to the sale of Legacy TCF auto finance portfolio		—	(901)	(3,063)	(4,670)	—
Pension fair valuation adjustment		—	—	—	(6,341)	—
Adjusted noninterest expense		319,429	317,170	334,808	355,041	308,471
Lease financing equipment depreciation		(17,932)	(18,212)	(18,450)	(18,629)	(19,408)
Amortization of intangibles		(5,498)	(5,516)	(5,480)	(5,505)	(4,544)
Federal historic tax credit amortization		(1,758)	(179)	(1,521)	(4,030)	—
Adjusted noninterest expense, efficiency ratio	(b)	294,241	293,263	309,357	326,877	284,519

Net interest income		377,167	378,359	401,481	408,753	371,793
Noninterest income		118,810	133,054	136,963	158,052	94,258
Total revenue	(c)	495,977	511,413	538,444	566,805	466,051

Noninterest income		118,810	133,054	136,963	158,052	94,258
Gain on sales of branches		—	(14,717)	—	—	—
Sale of Legacy TCF auto finance portfolio		—	—	—	8,194	19,264
Termination of interest rate swaps		—	—	—	—	17,302
Gain on sales of certain investment securities		—	—	—	—	(5,869)
Loan servicing rights impairment (recovery)		154	8,858	8,236	(638)	4,520
Adjusted noninterest income		118,964	127,195	145,199	165,608	129,475
Net interest income		377,167	378,359	401,481	408,753	371,793
Net interest income FTE adjustment		2,842	3,032	2,983	2,896	2,488
Adjusted net interest income (FTE)		380,009	381,391	404,464	411,649	374,281
Lease financing equipment depreciation		(17,932)	(18,212)	(18,450)	(18,629)	(19,408)
Adjusted total revenue, efficiency ratio	(d)	$481,041	$490,374	$531,213	$558,628	$484,348

Efficiency ratio	(a)/(c)	75.29%	78.26%	69.57%	73.49%	91.32%
Adjusted efficiency ratio	(b)/(d)	61.17	59.80	58.24	58.51	58.74

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited), Continued

Computation of adjusted net interest income and margin:

	Quarter Ended
	Sep. 30,	Jun. 30,
(Dollars in thousands)	2020	2020
Net Interest Income	$377,167	$378,359
Purchase accounting accretion and amortization	(17,710)	(18,209)
Adjusted net interest income, excluding purchase accounting accretion and amortization	$359,457	$360,150
Net fees recognized on PPP loans	(11,886)	(7,805)
Interest recognition on PPP loans(1)	(2,824)	(1,759)
Total PPP loans impact	(14,710)	(9,564)
Adjusted net interest income, excluding purchase accounting accretion and amortization and PPP impact	$344,747	$350,586
Net interest margin (FTE)	3.34%	3.35%
Purchase accounting accretion and amortization impact	(0.16)	(0.16)
Adjusted net interest margin, excluding purchase accounting accretion and amortization (FTE)	3.18	3.19
PPP loans impact(2)	0.01	0.01
Adjusted net interest margin, excluding purchase accounting accretion and amortization and PPP loans impact (FTE)	3.19%	3.20%
(1) Interest income recorded on PPP loans less funding costs.
(2) The exclusion of PPP loans additionally reduces average earning assets by $1.8 billion and $1.2 billion in the third and second quarters of 2020, respectively.

Computation of tangible common equity to tangible assets and tangible book value per common share:

		Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,
(Dollars in thousands, except per share data)		2020	2020	2020	2019	2019
Total equity		$5,658,420	$5,658,555	$5,655,833	$5,727,241	$5,693,417
Non-controlling interest in subsidiaries		(21,376)	(23,300)	(30,149)	(20,226)	(23,313)
Total TCF Financial Corporation shareholders' equity		5,637,044	5,635,255	5,625,684	5,707,015	5,670,104
Preferred stock		(169,302)	(169,302)	(169,302)	(169,302)	(169,302)
Total common stockholders' equity	(a)	5,467,742	5,465,953	5,456,382	5,537,713	5,500,802
Goodwill, net		(1,313,046)	(1,313,046)	(1,313,046)	(1,299,878)	(1,265,111)
Other intangibles, net		(151,875)	(157,373)	(162,887)	(168,368)	(215,910)
Tangible common shareholders' equity	(b)	4,002,821	3,995,534	3,980,449	4,069,467	4,019,781

Total assets	(c)	47,565,789	50,062,460	48,594,383	46,651,553	45,692,511
Goodwill, net		(1,313,046)	(1,313,046)	(1,313,046)	(1,299,878)	(1,265,111)
Other intangibles, net		(151,875)	(157,373)	(162,887)	(168,368)	(215,910)
Tangible assets	(d)	$46,100,868	$48,592,041	$47,118,450	$45,183,307	$44,211,490

Common stock shares outstanding	(e)	152,379,722	152,233,106	152,185,984	152,965,571	153,571,381

Common equity to assets	(a) / (c)	11.50%	10.92%	11.23%	11.87%	12.04%
Tangible common equity to tangible assets	(b) / (d)	8.68	8.22	8.45	9.01	9.09

Book value per common share	(a) / (e)	$35.88	$35.91	$35.85	$36.20	$35.82
Tangible book value per common share	(b) / (e)	26.27	26.25	26.16	26.60	26.18

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited), Continued

Composition of Loans and Allowance for Credit Losses excluding PPP

	Quarter Ended		Change From
	Sep. 30,	Jun. 30,	Jun. 30, 2020
(Dollars in thousands)	2020	2020	$	%
Commercial and industrial	$11,557,237	$12,200,721	$(643,484)	(5.3)%
Commercial real estate	9,627,330	9,628,344	(1,014)	0.0
Lease financing	2,724,686	2,707,402	17,284	0.6
Total commercial loan and lease portfolio	23,909,253	24,536,467	(627,214)	(2.6)
Residential mortgage	5,790,251	6,123,118	(332,867)	(5.4)
Home equity	3,302,983	3,445,584	(142,601)	(4.1)
Consumer installment	1,341,204	1,430,655	(89,451)	(6.3)
Total consumer loan portfolio	10,434,438	10,999,357	(564,919)	(5.1)
Total loans and leases	34,343,691	35,535,824	(1,192,133)	(3.4)
PPP (Commercial and industrial)	1,836,850	1,819,469	17,381	1.0
Loans and leases excluding PPP loans
Commercial and industrial	9,720,387	10,381,252	(660,865)	(6.4)
Commercial real estate	9,627,330	9,628,344	(1,014)	0.0
Lease financing	2,724,686	2,707,402	17,284	0.6
Total commercial loan and lease portfolio	22,072,403	22,716,998	(644,595)	(2.8)
Residential mortgage	5,790,251	6,123,118	(332,867)	(5.4)
Home equity	3,302,983	3,445,584	(142,601)	(4.1)
Consumer installment	1,341,204	1,430,655	(89,451)	(6.3)
Total consumer loan portfolio	10,434,438	10,999,357	(564,919)	(5.1)
Total loans and leases, excluding PPP loans	$32,506,841	$33,716,355	$(1,209,514)	(3.6)%
Allowance for credit losses	$549,358	$503,902	$45,456	9.0%
Allowance for credit losses as a % of total loans and leases	1.60%	1.42%	18	bp
Allowance for credit losses as a % of loans and leases, excluding PPP loans	1.69	1.49	20